Exhibit 10.1

LOAN ASSIGNMENT AND SHARE REPURCHASE AGREEMENT

dated as of

July 22, 2026

by and among

Crisp Momentum Inc.

And

Partum AG

LOAN ASSIGNMENT AND SHARE REPURCHASE AGREEMENT

THIS LOAN ASSIGNMENT AND SHARE REPURCHASE AGREEMENT (this “Agreement”), dated as of July 22, 2026 (the “Effective Date”), is entered into by and among (i) Crisp Momentum Inc., a Delaware corporation, having its principal place of business at 250 Park Avenue, 7th Floor, New York, NY 10177, United States (“Assignor” or “Crisp”); and (ii) Partum AG, a Swiss corporation, having its registered office at Sonnhalde 17, Pfäffikon, CH 8808, Switzerland (“Assignee” or “Partum AG”). Each of Crisp and Partum AG are referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Crisp and Nexvers Co., Ltd., a South Korean company having its registered office at 6F, Wonyoung Bldg., 155, Hakdong-ro, Gangnam-gu, Seoul, Korea, Corporation Registration Number 110111-3623463, Tax ID Number 315-81- 38538 (“Nexvers”), are party to that certain Loan Agreement dated November 13, 2025 (the “Loan Agreement”), pursuant to which Crisp made a term loan to Nexvers in an aggregate principal amount of up to Three Million Dollars (USD $3,000,000) (the “Loan”), evidenced by that certain Promissory Note dated November 13, 2025 (the “Note” and, together with the Loan Agreement, the “Loan Documents”), and pursuant to which advances under the Loan Agreement were made by Crisp to Nexvers in an aggregate principal amount of One Million Seven Hundred Thousand Dollars (USD $1,700,000);

WHEREAS, Nexvers has previously made partial repayment(s) of the Loan in an aggregate amount of Two Hundred Thousand Dollars (USD $200,000), leaving outstanding obligations under the Loan Documents consisting of (i) an outstanding principal balance of One Million Five Hundred Thousand Dollars (USD $1,500,000) and (ii) accrued and unpaid interest thereon calculated through the Assignment Date (together, the “Outstanding Loan Obligations”);

WHEREAS, Partum AG is a shareholder of Crisp, currently holding 20,000,000 shares of common stock, par value $0.0001 per share, of Crisp (the “Transferred Stock”);

WHEREAS, Crisp desires to sell, assign, and transfer to Partum AG all of Crisp’s rights, title, and interest in and to the Loan Documents, including all rights to collect and enforce the Outstanding Loan Obligations from Nexvers, and Partum AG desires to acquire the same, in each case on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in consideration for such assignment and transfer of the Loan Documents, Partum AG agrees to sell, assign, convey, transfer and deliver the Transferred Stock to Crisp, free and clear of all Encumbrances (other than restrictions under applicable securities laws);

WHEREAS, following the Assignment (as defined herein), Nexvers’ obligations under the Loan Documents shall remain in full force and effect and shall be owing to Partum AG as the new lender and holder of the Loan Documents, and Partum AG shall succeed to all rights and remedies of Crisp under the Loan Documents with respect to Nexvers;

WHEREAS, the Parties acknowledge that a principal purpose of the transaction structure is to obtain favorable accounting treatment in connection with the transfer of the Loan, which accounting treatment has been reviewed and discussed by Crisp with its financial advisor; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I DEFINITIONS

Section 1.01 Definitions.

The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Assignment” has the meaning set forth in Section 2.01. “Assignment Date” means the Closing Date.

“Assignment Consideration” means the transfer of the Transferred Stock by Partum AG to Crisp pursuant to Section 2.02, as full consideration for the Assignment.

“Board” has the meaning set forth in Section 4.01(a).

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Closing” means the consummation of the transactions contemplated by this Agreement.

“Closing Date” means the date that is three (3) Business Days after satisfaction or waiver of all conditions set forth in Article 4, or such other date agreed in writing by the Parties.

“Encumbrances” means all adverse claims, liens, security interests, charges, restrictions and any other encumbrances on an asset.

“Loan” has the meaning set forth in the Recitals.

“Loan Agreement” has the meaning set forth in the Recitals. “Loan Documents” has the meaning set forth in the Recitals. “Nexvers” has the meaning set forth in the Recitals.

“Non-Public Information” has the meaning set forth in Section 5.03(a). “Note” has the meaning set forth in the Recitals.

“Outside Date” means July 31, 2026, as such date may be extended by Crisp pursuant to this Agreement.

“Outstanding Loan Obligations” has the meaning set forth in the Recitals.

“Person” means any natural person, corporation, partnership, joint venture, trust, limited liability company, association, governmental authority, or any other entity, whether acting in an individual, fiduciary or other capacity.

“SEC” has the meaning set forth in Section 6.02.

“Securities Act” has the meaning set forth in Section 5.03(a).

“Transfer Agent” means Colonial Stock Transfer Co, Inc., or such other transfer agent of Crisp as may be designated by Crisp in writing.

“Transferred Stock” has the meaning set forth in the Recitals.

ARTICLE II ASSIGNMENT OF LOAN DOCUMENTS; SHARE REPURCHASE

Section 2.01 Assignment of Loan Documents.

Subject to the terms and conditions of this Agreement, effective at Closing, Crisp hereby sells, assigns, transfers, conveys and delivers to Partum AG all of Crisp’s right, title, and interest in, to and under the Loan Documents, including without limitation: (a) all rights to collect, demand, receive and enforce payment of the Outstanding Loan Obligations from Nexvers; (b) all rights to exercise any and all remedies available to Crisp as lender under the Loan Documents or applicable law; (c) all rights to any security, pledge, or guarantee provided in connection with the Loan Documents; and (d) all other rights, benefits and privileges of Crisp as lender under the Loan Documents (collectively, the “Assignment”). From and after the Closing, Partum AG shall be the sole lender and holder of the Loan Documents and shall succeed to all rights, remedies and claims of Crisp against Nexvers thereunder.

Section 2.02 Share Repurchase; Consideration.

In consideration for the Assignment, and subject to the terms and conditions of this Agreement, at Closing, Partum AG shall sell, assign, convey, transfer and deliver the Transferred Stock to Crisp, and Crisp shall redeem and accept the Transferred Stock from Partum AG, free and clear of all Encumbrances (other than restrictions under applicable securities laws), and the Transferred Stock shall be returned to the status of authorized and unissued shares of Common Stock. At Closing, Partum AG shall deliver to Crisp the stock power in the form as attached hereto as Exhibit 1, duly executed by an authorized officer of Partum AG, and shall deliver to Crisp such additional documents as may be required to transfer the Transferred Stock in accordance with this Agreement and the delivery instructions set forth on Schedule 2. The transfer of the Transferred Stock shall constitute full and final consideration for the Assignment.

Section 2.03 Nexvers’ Obligations Continue.

The Parties acknowledge and agree that the Assignment does not constitute a novation, satisfaction, or release of Nexvers’ obligations under the Loan Documents. Notwithstanding the Assignment, Nexvers’ obligations to repay the Outstanding Loan Obligations shall remain in full force and effect following Closing and shall be owed exclusively to Partum AG as the assignee and new holder of the Loan Documents. As between the Parties, Partum AG shall have, from and after the Closing, the sole and exclusive right to enforce, collect, compromise, settle, or otherwise deal with the Outstanding Loan Obligations in its sole discretion, without any obligation to account to Crisp in respect thereof.

Section 2.04 Notice to Nexvers.

Promptly following Closing, Crisp and Partum AG shall deliver written notice of the Assignment to Nexvers in the form attached hereto as Schedule 3 (or such other form as the Parties may agree), confirming that (a) all of Crisp’s rights under the Loan Documents have been assigned to Partum AG, (b) all payments, notices and communications with respect to the Loan Documents shall be directed to Partum AG from and after the Assignment Date, and (c) Nexvers’ obligations under the Loan Documents remain in full force and effect.

ARTICLE III RELEASES; PRESERVATION OF NEXVERS OBLIGATIONS

Section 3.01 Release of Crisp by Partum AG.

Effective upon Closing, Partum AG, for itself and its Affiliates, whether an Affiliate as of the Effective Date or hereafter becoming an Affiliate, and for each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (the “Partum Releasing Parties”) irrevocably releases and forever discharges Crisp and its Affiliates and each of their respective directors, officers, employees, and agents (collectively, the “Crisp Released Parties” and each a “Crisp Released Party”) from any and all obligations, liabilities, claims, demands, causes of action, damages, costs, and expenses of any kind, whether known or unknown , that any Partum Releasing Party may now have or may have in the future, against any of Crisp Released Parties, to the extent that those claims have arisen or may have arisen from the Loan Documents or the transactions contemplated therein or the negotiation, execution, or performance thereof prior to the Assignment Date (the “Partum Released Claims”, except for claims arising from a breach of this Agreement.

Partum affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Crisp Released Party in any forum or form and should any such charge or action be filed by any Partum Releasing Party or by any other person or entity on any Partum Releasing Party’s behalf involving matters covered by Section 3.01, Partum agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Partum Releasing Party might otherwise have had are now settled.

Partum, on behalf of itself and on behalf of each of the Partum Releasing Parties, agrees not to file for Partum or on behalf of any Partum Releasing Party, any claim, charge, complaint, action, or cause of action against any Crisp Released Party related to any Partum Released Claims, and further agrees to indemnify and save harmless such Crisp Released Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Partum Releasing Party against any Crisp Released Party in violation of the terms and conditions of this Agreement. In the event that any Partum Releasing Party brings a suit against any Crisp Released Party in violation of this covenant, Partum agrees to pay any and all costs of the Crisp Released Party, including attorneys’ fees, incurred by such Crisp Released Party in challenging such action. Any Crisp Released Party is an intended third-party beneficiary of this Agreement.

Section 3.02 Release of Partum AG by Crisp.

Effective upon Closing, Crisp for itself and its Affiliates, whether an Affiliate as of the Effective Date or hereafter becoming an Affiliate, and for each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (the “Crisp Releasing Parties”) irrevocably releases and forever discharges Partum AG and its Affiliates and each of their respective directors, officers, employees, and agents (collectively, the “Partum Released Parties” and each a “Partum Released Party”) from any and all obligations, liabilities, claims, demands, causes of action, damages, costs, and expenses of any kind, whether known or unknown, arising out of or relating to Partum AG’s capacity as a shareholder of Crisp prior to the Closing Date (the “Crisp Released Claims”), except for claims arising from a breach of this Agreement.

Crisp affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Partum Released Party in any forum or form and should any such charge or action be filed by any Crisp Releasing Party or by any other person or entity on any Crisp Releasing Party’s behalf involving matters covered by Section 3.02, Crisp agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Crisp Releasing Party might otherwise have had are now settled.

Crisp, on behalf of itself and on behalf of each of the Crisp Releasing Parties, agrees not to file for Crisp or on behalf of any Crisp Releasing Party, any claim, charge, complaint, action, or cause of action against any Partum Released Party related to any Crisp Released Claims, and further agrees to indemnify and save harmless such Partum Released Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Crisp Releasing Party against any Partum Released Party in violation of the terms and conditions of this Agreement. In the event that any Crisp Releasing Party brings a suit against any Partum Released Party in violation of this covenant, Crisp agrees to pay any and all costs of the Partum Released Party, including attorneys’ fees, incurred by such Partum Released Party in challenging such action. Any Partum Released Party is an intended third-party beneficiary of this Agreement.

Section 3.03 No Release of Nexvers.

Nothing in this Agreement constitutes or shall be deemed to constitute a release, discharge, waiver, amendment, defense, reduction, impairment, or modification of any obligation of Nexvers under the Loan Documents, all of which are expressly preserved in full and shall remain enforceable by Partum AG as assignee from and after the Closing Date. Without limiting the foregoing, Partum AG retains the sole and exclusive right from and after Closing to enforce and collect the Outstanding Loan Obligations against Nexvers in accordance with the Loan Documents and applicable law.

Section 3.04 No Admission.

This Agreement does not constitute an admission by any Party of any liability or wrongdoing. This is a compromise and settlement of potential or actual disputed claims and is made solely for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation. Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any Party of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties acknowledge that this Agreement was reached after good faith settlement negotiations and after each Party had an opportunity to consult legal counsel. This Agreement extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties.

Section 3.04 Additional Agreements.

Each of the Parties hereby waives any and all rights which it may have with respect to this Agreement or the subject matter hereof, under the provisions of Section 1542 of the Civil Code of the State of California as now worded and as hereafter amended, which section provides that: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

ARTICLE IV CONDITIONS TO CLOSING

Section 4.01 Conditions to Crisp’s Obligations.

Crisp’s obligations to consummate the transactions contemplated by this Agreement at Closing are subject to satisfaction (or waiver by Crisp in its sole discretion in writing) of each of the following conditions:

(a)	Board Approval. Crisp’s board of directors (the “Board”) shall have approved this Agreement, including the Assignment and the repurchase of the Transferred Stock.

(b)	Delivery. Partum AG shall have delivered to Crisp the items and instruments as set forth herein as being required to be delivered by Partum AG to Crisp at the Closing.

(c)	Title. Partum AG has delivered evidence reasonably satisfactory to Crisp that Partum AG holds good and valid title to the Transferred Stock, free and clear of any Encumbrances (other than restrictions under applicable securities laws).

(d)	DGCL Compliance. Crisp has determined, based on financial information presented to its Board, that the repurchase of the Transferred Stock is permitted under Section 160 of the Delaware General Corporation Law (including the surplus/impairment limitations).

(e)	Representations and Warranties. Each of the representations and warranties of Partum AG set forth in Article 5 shall be true and correct on and as of the Closing Date, as though given on the Closing Date.

(f)	Performance. Partum AG shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(g)	No Conflict. No law shall have been enacted, issued or promulgated by any governmental authority of competent jurisdiction and remain in effect, and no order from any governmental authority shall have been entered, in each case, that would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(h)	Officer’s Certificate. Crisp shall have received a certificate of Partum AG, executed by an authorized officer of Partum AG, confirming and certifying that the conditions set forth in Sedction 4.01(e) and Section 4.01(f) have been satisfied.

Section 4.02 Conditions to Partum AG’s Obligations.

Partum AG’s obligations to consummate the Closing are subject to satisfaction (or waiver by Partum AG in its sole discretion in writing) of the following conditions:

(a)	Delivery. Crisp shall have delivered to Partum AG the items and instruments as set forth herein as being required to be delivered by Crisp to Partum AG at the Closing.

(b)	Representations and Warranties. Each of the representations and warranties of Crisp set forth in Article 5 shall be true and correct on and as of the Closing Date, as though given on the Closing Date.

(c)	Performance. Crisp shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(d)	No Conflict. No law shall have been enacted, issued or promulgated by any governmental authority of competent jurisdiction and remain in effect, and no order from any governmental authority shall have been entered, in each case, that would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(e)	Officer’s Certificate. Partum AG shall have received a certificate of Crisp, executed by an authorized officer of Crisp, confirming and certifying that the conditions set forth in Sedction 4.02(b) and Section 4.02(c) have been satisfied.

ARTICLE V REPRESENTATIONS AND WARRANTIES

Section 5.01 Mutual Organization/Authority.

Each Party represents and warrants to the other Party, as of the Effective Date and as of the Closing Date, that:

(a)	it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted;

(b)	it has full power and authority to execute and deliver this Agreement and perform the transactions contemplated by this Agreement;

(c)	this Agreement has been duly authorized by all necessary corporate or other action on its part;

(d)	this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws and general principles of equity; and

(e)	the execution, delivery, and performance of this Agreement do not violate any law applicable to it, any contract to which it is a party or its organizational documents.

Section 5.02 Crisp’s Representations Regarding the Loan Documents.

Crisp represents and warrants to Partum AG that:

(a)	Crisp is the sole legal and beneficial owner of the Loan Documents and the Outstanding Loan Obligations as the lender pursuant to the Loan Documents, and has full right, power and authority to assign the Loan Documents to Partum AG pursuant to this Agreement;

(b)	As of the Effective Date, the Outstanding Loan Obligations consist of (i) outstanding principal and (ii) accrued and unpaid interest calculated in accordance with the Loan Agreement through the Assignment Date, as set forth in Schedule 1;

(c)	Crisp has not assigned, pledged, encumbered, or otherwise transferred any of its rights under the Loan Documents to any third party, and there are no Encumbrances on the Loan Documents or the Outstanding Loan Obligations;

(d)	to Crisp’s knowledge, the Loan Agreement and Note are in full force and effect and constitute legal, valid and binding obligations of Nexvers, enforceable against Nexvers in accordance with their terms, subject to applicable bankruptcy, insolvency, and similar laws and general principles of equity; and

(e)	Crisp has not received written notice of any defense, setoff, counterclaim, or right of reduction asserted by Nexvers against the Outstanding Loan Obligations.

Section 5.03 Partum AG’s Representations Regarding Transferred Stock.

Partum AG represents and warrants to Crisp that:

(a)	Partum AG is the sole legal and beneficial owner of the Transferred Stock and has, and Crisp will acquire pursuant to this Agreement, good and valid title to the Transferred Stock, free and clear of any Encumbrances (other than restrictions under applicable securities laws);

(b)	Partum AG has not granted any option, warrant, conversion right, proxy, voting agreement, or other right with respect to the Transferred Stock that would conflict with this Agreement and no Person has any pre-emptive rights or similar rights to purchase or receive any of the Transferred Stock or other interests in Crisp from Partum AG;

(c)	Partum AG is not an “affiliate” of Crisp within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and is not a director or executive officer of Crisp; and

(d)	Partum AG is entering into this Agreement on a privately negotiated basis for its own account.

Section 5.04 Securities Law; Information.

Partum AG acknowledges and agrees as follows:

(a)	Crisp and/or its Affiliates (within the meaning of Rule 405 promulgated under the Securities Act) now possess and/or may have access to and may hereafter possess and/or have access to certain non-public information concerning Crisp, its Affiliates and/or the Transferred Stock (the “Non-Public Information”) which may constitute material information with respect to the foregoing.

(b)	Partum AG agrees to transfer the Transferred Stock to Crisp notwithstanding that it is aware that such Non-Public Information exists and that Crisp has not disclosed all Non-Public Information to it. Partum AG acknowledges that it is a sophisticated party with respect to the transfer of securities such as the Transferred Stock and that Crisp has no obligation to Partum AG to disclose such Non-Public Information.

(c)	Partum AG has adequate information concerning the Transferred Stock, and the business and financial condition of Crisp, to make an informed decision regarding the transfer of the Transferred Stock, and has independently and without reliance upon Crisp made its own analysis and decision to transfer the Transferred Stock and to acquire the Loan Documents pursuant to this Agreement.

Section 5.05 Partum AG’s Acknowledgment Regarding Loan Documents.

Partum AG represents and warrants to Crisp that Partum AG: (a) has had the opportunity to review the Loan Documents and has conducted its own independent due diligence with respect to the Outstanding Loan Obligations and the creditworthiness and obligations of Nexvers; (b) is acquiring the Loan Documents and the Outstanding Loan Obligations on an “as-is” basis and without any representation or warranty from Crisp as to the collectability of the Outstanding Loan Obligations or the financial condition of Nexvers; and (c) understands that Crisp makes no representation as to the ability of Partum AG to recover any amounts from Nexvers following the Assignment.

Section 5.06 No Broker.

Each Party represents and warrants that no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf of such Party.

ARTICLE VI COVENANTS

Section 6.01 Further Assurances.

Each Party will execute and deliver such additional documents and take such additional actions as may be reasonably necessary or desirable to carry out the purposes of this Agreement, including to effect the transfer of the Transferred Stock, to complete the Assignment, and to deliver any notices or instruments required in connection therewith.

Section 6.02 Public Disclosure; SEC Filings.

The Parties acknowledge that Crisp may be required (or may determine it is advisable) to disclose this Agreement and the transactions contemplated by it in press releases and/or filings with the U.S. Securities and Exchange Commission (the “SEC”). Partum AG hereby consents to such disclosure and filing, including filing this Agreement (and/or a summary of its material terms) as an exhibit, in each case as Crisp determines in good faith to be necessary or advisable to comply with applicable securities laws.

Section 6.03 Confidentiality.

Except as permitted by Section 6.02 or as required by applicable law, regulation, or stock exchange/market rules, each Party will keep confidential the terms of this Agreement and the existence of discussions relating to it; provided that a Party may disclose such information to its Affiliates and its and their respective officers, directors, employees, attorneys, accountants, advisors, financiers, and agents who have a need to know such information and are bound by confidentiality obligations at least as protective as those in this Section 6.03.

Section 6.04 Tax Matters.

Each Party will be responsible for its own taxes arising from or related to the transactions contemplated by this Agreement. The Parties will reasonably cooperate in good faith to provide customary tax forms and information reasonably necessary to effect the Assignment and the transfer of the Transferred Stock.

ARTICLE VII INDEMNIFICATION

Section 7.01 Indemnification by Crisp.

Subject to the terms and conditions of this Article 7, provided that the Closing occurs, Crisp will defend, indemnify and hold harmless Partum AG and its Affiliates and each of their respective officers, directors, employees, agents, successors, and assigns from and against any and all losses, damages, liabilities, claims, costs, and expenses (including reasonable attorneys’ fees) arising out of or resulting from (a) any inaccuracy or breach of any of the representations or warranties made by Crisp in this Agreement, or (b) any breach of or non-fulfillment of any covenant or agreement made by Crisp in this Agreement.

Section 7.02 Indemnification by Partum AG.

Subject to the terms and conditions of this Article 7, provided that the Closing occurs, Partum AG will defend, indemnify and hold harmless Crisp and its Affiliates and each of their respective officers, directors, employees, agents, successors, and assigns from and against any and all losses, damages, liabilities, claims, costs, and expenses (including reasonable attorneys’ fees) arising out of or resulting from (a) any inaccuracy or breach of any of the representations or warranties made by Partum AG in this Agreement, (b) any breach of or non-fulfillment of any covenant or agreement made by Partum AG in this Agreement, or (c) Partum AG’s exercise (or failure to exercise) of any rights under the Loan Documents from and after the Closing Date.

Section 7.03 Survival.

The representations, warranties, covenants, and agreements of the Parties contained in this Agreement, and the indemnification obligations set forth in this Article 7, shall survive the Closing and continue in full force and effect until the date that is eighteen (18) months following the Closing Date; provided that (a) the representations and warranties set forth in Section 5.01 (Mutual Organization/Authority), Section 5.02 (Crisp’s Representations Regarding the Loan Documents) and Section 5.03 (Partum AG’s Representations Regarding Transferred Stock) shall survive for the maximum period permitted by applicable law.

Section 7.04. Limitation on Damages. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN FOR SPECIAL, GENERAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITY, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

ARTICLE VIII TERMINATION

Section 8.01 Termination Prior to Closing.

This Agreement may be terminated prior to Closing:

(a)	by mutual written agreement of the Parties;

(b)	by Crisp, upon written notice to Partum AG, if any condition in Section 4.01 is not satisfied or waived by Crisp on or before the Outside Date, provided that Crisp shall not have the right to terminate this Agreement pursuant to this provision if the reason for the failure of such conditions to be satisfied was the breach of this Agreement by Crisp;

(c)	by Partum AG, upon written notice to Crisp, if any condition in Section 4.02 is not satisfied or waived by Partum AG on or before the Outside Date, provided that Partum AG shall not have the right to terminate this Agreement pursuant to this provision if the reason for the failure of such conditions to be satisfied was the breach of this Agreement by Partum AG; or

(d)	by either Party upon written notice to the other Party if the other Party has breached any of its agreements or covenants herein and such breach has not been cured within 5 days of written notice thereof from the first Party to such breaching Party.

Section 8.02 Effect of Termination.

If this Agreement is terminated prior to Closing, it will be void and have no effect, and the Loan Documents will remain in full force and effect between Crisp and Nexvers; provided that Section

6.03 (Confidentiality), Article 9 (Miscellaneous), and this Section 8.02 will survive termination. Termination of this Agreement will not relieve any Party from a willful breach hereof occurring prior to such termination.

ARTICLE IX MISCELLANEOUS

Section 9.01 Notices.

All notices under this Agreement must be in writing and may be delivered personally, sent by reputable overnight courier, or emailed (with confirmation of transmission), in each case to the addresses below (or to such other address as a Party may designate by notice):

If to Crisp Momentum Inc.: Address: 250 Park Avenue, 7th Floor, New York, NY 10177 Email: Attention: Ana Rita Coelho

If to Partum AG: Address: Sonnhalde 17, Pfäffikon, CH 8808, Switzerland Email: Attention: Adele Klein

Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, or (iii) upon dispatch, if transmitted by email with return receipt requested and received.

Section 9.02 Assignment.

No Party may assign this Agreement without the prior written consent of the other Party, whether by operation of law or otherwise, and any such assignment without such prior written consent shall be null and void and of no force or effect; provided that, notwithstanding the foregoing, Crisp may assign this Agreement without prior written consent to any Affiliate in connection with an internal reorganization.

Section 9.03 Entire Agreement.

This Agreement (including its Schedules) constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, with respect to such subject matter. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 9.04 Amendment; Waiver.

Any amendment to this Agreement must be in writing and signed by both Parties. Any waiver must be in writing and signed by the waiving Party.

Section 9.05 Governing Law; Jurisdiction; Waiver of Jury Trial; Attorneys’ Fees.

This Agreement and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, without regard to conflict of law principles and as applied to contracts to be fully performed within the State of New York.

Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state of New York or federal courts of the United States located in New York County, New York (the “Selected Courts”). By execution and delivery of this Agreement, each Party hereby (a) submits to the exclusive jurisdiction of any Selected Court for the purpose of any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for taxes or otherwise (each, an “Action”) arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the Selected Courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Selected Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth herein, provided that nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by law.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION EACH OF THE PARTIES ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN CONNECTION WITH THE SIGNING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY THE RESPECTIVE PARTY AND THAT SUCH PARTY HAS DISCUSSED THE LEGAL CONSEQUENCES AND IMPORT OF THIS WAIVER WITH LEGAL COUNSEL. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT EACH HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER AND GRANTS THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE CONSEQUENCES OF THIS WAIVER WITH LEGAL COUNSEL.

In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.06 Counterparts; Electronic Signatures.

This Agreement may be executed in counterparts, each of which is deemed an original, and all of which together constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 9.07 Severability.

If any provision of this Agreement is held invalid or unenforceable, the remaining provisions will remain in full force and effect.

Section 9.08 Interpretation.

Headings are for convenience only and do not affect interpretation. The words “include” and “including” are not limiting.

Section 9.09 No Third-Party Beneficiaries.

Other than as specifically set forth herein, nothing in this Agreement confers any rights or remedies on any Person other than the Parties.

Section 9.10 Specific Performance.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 9.11 Expenses.

Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the transactions contemplated herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CRISP MOMENTUM INC.

By:	/s/ Ana Rita Coelho
Name:	Ana Rita Coelho
Title:	Interim Chief Executive Officer

PARTUM AG

By:	/s/ Adele Klein
Name:	Adele Klein
Title:	Member of the Board